Exhibit 99.1

UNIVERSAL ELECTRONICS REPORTS RECORD RESULTS
FOR THE SECOND QUARTER 2019
SCOTTSDALE, AZ – August 8, 2019 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC), the worldwide leader in sensing and control technologies for the smart home, reported financial results for the three and six months ended June 30, 2019.

Paul Arling, UEI’s chairman and CEO, stated, “Our record second quarter results and 19% year-over-year net sales growth reflect increases across the board, notably in subscription broadcasting, consumer electronics (CE), and home security. Our customers are beginning to more rapidly adopt advanced, 2-way, IP-connected home entertainment systems. Further, new and existing customers recognize UEI as the voice technology expert. As such, we are selected for sophisticated new device initiatives that require greater intellectual property and carry higher average selling prices. In addition to this transition in home entertainment, our home automation business continues to gain traction. In 2019, we are positioned to deliver the best year in our history.”
Financial Results for the Three Months Ended June 30: 2019 Compared to 2018

•	GAAP net sales were $193.9 million, compared to $162.5 million; Adjusted Non-GAAP net sales were $193.4 million, compared to $162.4 million.

•	GAAP gross margins were 17.5%, compared to 16.5%; Adjusted Non-GAAP gross margins were 25.2%, compared to 22.1%.

•	GAAP operating loss was $3.9 million, compared to $9.9 million; Adjusted Non-GAAP operating income was $15.8 million, compared to $4.6 million.

•
GAAP net loss was $5.1 million, or $0.37 per share, compared to a net income of $22.7 million or $1.60 per share; Adjusted Non-GAAP net income was $11.7 million, or $0.83 per diluted share, compared to $2.6 million, or $0.18 per diluted share.

•	At June 30, 2019, cash and cash equivalents were $49.6 million.

Bryan Hackworth, UEI’s CFO, stated, “We are very pleased with our strong second quarter results and expect this positive momentum to continue into the third quarter. The transition of the manufacturing of U.S.-bound product is nearly complete with most of the associated costs behind us. As planned, we are now optimizing efficiency at our Mexico facility. As a company, we remain focused on the development of products, technologies and new markets that will continue to drive growth.”

Financial Outlook

For the third quarter of 2019, the company expects GAAP net sales to range between $188 million and $198 million, compared to $182.7 million in the third quarter of 2018. GAAP earnings per diluted share for the third quarter of 2019 are expected to range from $0.31 to $0.41, compared to GAAP earnings per diluted share of $0.07 in the third quarter of 2018.
For the third quarter of 2019, the company expects Adjusted Non-GAAP net sales to range between $188 million and $198 million, compared to $182.7 million in the third quarter of 2018. Adjusted Non-GAAP earnings per diluted share are expected to range from $0.85 to $0.95, compared to Adjusted Non-GAAP earnings per diluted share of $0.80 in the third quarter of 2018. The third quarter 2019 Adjusted Non-GAAP earnings per diluted share estimate excludes $0.54 per share related to, among other things, stock-based compensation, amortization of acquired intangibles, changes in contingent consideration relating to acquisitions, foreign currency gains and losses, excess manufacturing overhead and factory transition costs, additional Section 301 U.S. tariffs on goods manufactured in China, restructuring costs and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion and the Reconciliation of Adjusted Non-GAAP Financial Results, each located elsewhere in this press release.

Conference Call Information
UEI’s management team will hold a conference call today, Thursday, August 8, 2019 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its second quarter 2019 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414, and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 6409838. The conference call will also be broadcast live at www.uei.com where it will be available for replay for one year. In addition, a replay will be available via telephone for two business days beginning two hours after the call. To listen to the replay, in the U.S. please dial 855-859-2056, and internationally dial 404-537-3406. The access code is 6409838.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI, for budget planning purposes, and for making operational and financial decisions and believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, they help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales is defined as net sales excluding the revenue impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S. and the impact of stock-based compensation for performance-based warrants. Adjusted Non-GAAP gross profit is defined as gross profit excluding the impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S. and costs of implementing countermeasures to mitigate this impact, excess manufacturing overhead and factory transition costs, stock-based compensation expense, depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions and amortization of intangibles acquired. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding costs incurred related to implementing countermeasures to mitigate the impact of the additional Section 301 U.S. tariffs on products manufactured in China and imported into the U.S., stock-based compensation expense, amortization of intangibles acquired, changes in contingent consideration related to acquisitions and employee related restructuring and other costs. Adjusted Non-GAAP net income is defined as net income excluding the aforementioned items, foreign currency gains and losses, the net gain recognized on the sale of the company's Guangzhou factory, the related tax effects of all adjustments and adjustments to certain deferred tax assets resulting from tax incentives at one of our China factories. Adjusted Non-GAAP diluted earnings per share is calculated using Adjusted Non-GAAP net income. A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
About Universal Electronics
Universal Electronics Inc. (NASDAQ: UEIC) is the worldwide leader in universal control and sensing technologies for the smart home. For more information, please visit www.uei.com/about.
Contacts:
Paul Arling, Chairman & CEO, UEI 480.530.3000; Kirsten Chapman, LHA Investor Relations 415.433.3777
Note on Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent annual report on Form 10-K and the periodic reports filed thereafter. Risks that could affect forward-looking statements in this press release include our ability to anticipate the needs and wants of our customers, new and existing, and timely develop and deliver products and technologies that will be accepted by our customers and enable us to enter to new markets, including with our advanced control products, our intuitive 2-way home entertainment technologies, and our home automation and sensing products and technologies, all as anticipated by management; the continuation of the ordering pattern of our customers as anticipated by management; management's ability to manage its business to achieve its growth, net sales, margins, and earnings as guided and as anticipated, including management’s ability to improve operating costs and efficiencies at acceptable levels through cost containment efforts including moving our administrative, operations, and manufacturing facilities; management’s ability to complete the transition of certain of its manufacturing operations to our Mexico facility; and effects that changes in laws, regulations and policies may have on our business including the impact of trade regulations pertaining to importation of our products and the tariffs imposed upon them. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of August 8, 2019. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$49,565	$53,207
Accounts receivable, net	154,633	144,689
Contract assets	23,639	25,572
Inventories, net	148,909	144,350
Prepaid expenses and other current assets	9,047	11,638
Income tax receivable	3,149	997
Total current assets	388,942	380,453
Property, plant and equipment, net	93,867	95,840
Goodwill	48,472	48,485
Intangible assets, net	22,046	24,370
Operating lease right-of-use assets	20,306	—
Deferred income taxes	2,237	1,833
Other assets	2,423	4,615
Total assets	$578,293	$555,596
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$113,827	$107,282
Line of credit	95,000	101,500
Accrued compensation	36,337	33,965
Accrued sales discounts, rebates and royalties	8,676	9,574
Accrued income taxes	517	3,524
Other accrued liabilities	36,087	24,011
Total current liabilities	290,444	279,856
Long-term liabilities:
Operating lease obligations	16,403	—
Contingent consideration	4,429	8,435
Deferred income taxes	4,486	930
Income tax payable	1,647	1,647
Other long-term liabilities	13	1,768
Total liabilities	317,422	292,636
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 24,042,791 and 23,932,703 shares issued on June 30, 2019 and December 31, 2018, respectively	240	239
Paid-in capital	281,583	276,103
Treasury stock, at cost, 10,163,559 and 10,116,459 shares on June 30, 2019 and December 31, 2018, respectively	(277,293)	(275,889)
Accumulated other comprehensive income (loss)	(20,381)	(20,281)
Retained earnings	276,722	282,788
Total stockholders’ equity	260,871	262,960
Total liabilities and stockholders’ equity	$578,293	$555,596

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$193,896	$162,523	$378,059	$327,221
Cost of sales	159,903	135,764	304,192	263,260
Gross profit	33,993	26,759	73,867	63,961
Research and development expenses	7,163	6,059	13,954	12,110
Selling, general and administrative expenses	30,756	30,570	62,176	60,817
Operating loss	(3,926)	(9,870)	(2,263)	(8,966)
Interest income (expense), net	(1,098)	(1,279)	(2,304)	(2,349)
Gain on sale of Guangzhou factory	—	36,978	—	36,978
Other income (expense), net	188	(1,082)	(278)	(1,669)
Income (loss) before provision for income taxes	(4,836)	24,747	(4,845)	23,994
Provision for income taxes	225	2,088	1,221	1,922
Net income (loss)	$(5,061)	$22,659	$(6,066)	$22,072

Earnings (loss) per share:
Basic	$(0.37)	$1.61	$(0.44)	$1.57
Diluted	$(0.37)	$1.60	$(0.44)	$1.55
Shares used in computing earnings (loss) per share:
Basic	13,863	14,070	13,845	14,078
Diluted	13,863	14,158	13,845	14,195

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash provided by (used for) operating activities:
Net income (loss)	$(6,066)	$22,072
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	15,871	16,913
Provision for doubtful accounts	5	2
Provision for inventory write-downs	7,016	5,078
Gain on sale of Guangzhou factory	—	(36,978)
Deferred income taxes	3,203	(557)
Shares issued for employee benefit plan	620	590
Employee and director stock-based compensation	4,191	4,669
Performance-based common stock warrants	670	343
Impairment of China factory equipment	—	2,763
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(8,108)	6,164
Inventories	(11,403)	(16,061)
Prepaid expenses and other assets	2,578	(2,765)
Accounts payable and accrued liabilities	16,822	(7,329)
Accrued income taxes	(5,166)	1,219
Net cash provided by (used for) operating activities	20,233	(3,877)
Cash provided by (used for) investing activities:
Proceeds from sale of Guangzhou factory	—	51,291
Acquisitions of property, plant and equipment	(10,093)	(13,416)
Refund of deposit received toward sale of Guangzhou factory	—	(5,053)
Acquisitions of intangible assets	(1,260)	(1,248)
Net cash provided by (used for) investing activities	(11,353)	31,574
Cash provided by (used for) financing activities:
Borrowings under line of credit	40,000	23,000
Repayments on line of credit	(46,500)	(50,000)
Proceeds from stock options exercised	—	704
Treasury stock purchased	(1,404)	(7,114)
Contingent consideration payments in connection with business combinations	(4,251)	(3,858)
Net cash provided by (used for) financing activities	(12,155)	(37,268)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(367)	1,665
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,642)	(7,906)
Cash, cash equivalents and restricted cash at beginning of year	53,207	67,339
Cash, cash equivalents and restricted cash at end of period	$49,565	$59,433

Supplemental cash flow information:
Income taxes paid	$3,973	$4,191
Interest paid	1,156	2,525

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales:
Net sales - GAAP	$193,896	$162,523	$378,059	$327,221
Section 301 U.S. tariffs on goods imported from China (1)	(730)	—	(2,646)	—
Stock-based compensation for performance-based warrants	236	(129)	670	342
Adjusted Non-GAAP net sales	$193,402	$162,394	$376,083	$327,563

Cost of sales:
Cost of sales - GAAP	$159,903	$135,764	$304,192	$263,260
Section 301 U.S. tariffs on goods imported from China (1)	(5,097)	—	(10,507)	—
Excess manufacturing overhead and factory transition costs (2)	(10,048)	(9,036)	(13,320)	(10,589)
Adjustments to acquired tangible assets (3)	(120)	(158)	(240)	(316)
Stock-based compensation expense	(37)	(23)	(65)	(40)
Amortization of acquired intangible assets	—	—	—	(37)
Adjusted Non-GAAP cost of sales	144,601	126,547	280,060	252,278
Adjusted Non-GAAP gross profit	$48,801	$35,847	$96,023	$75,285

Gross margin:
Gross margin - GAAP	17.5%	16.5%	19.5%	19.5%
Section 301 U.S. tariffs on goods imported from China (1)	2.3%	—%	2.2%	—%
Stock-based compensation for performance-based warrants	0.1%	(0.1)%	0.1%	0.1%
Excess manufacturing overhead and factory transition costs (2)	5.2%	5.6%	3.6%	3.3%
Adjustments to acquired tangible assets (3)	0.1%	0.1%	0.1%	0.1%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Amortization of acquired intangible assets	—%	—%	—%	0.0%
Adjusted Non-GAAP gross margin	25.2%	22.1%	25.5%	23.0%

Operating expenses:
Operating expenses - GAAP	$37,919	$36,629	$76,130	$72,927
Section 301 U.S. tariffs on goods imported from China (1)	(815)	—	(1,539)	—
Stock-based compensation expense	(2,235)	(2,441)	(4,125)	(4,629)
Amortization of acquired intangible assets	(1,401)	(1,402)	(2,802)	(2,801)
Change in contingent consideration	56	(1,009)	(1,006)	(258)
Employee related restructuring and other costs	(506)	(554)	(1,021)	(666)
Adjusted Non-GAAP operating expenses	$33,018	$31,223	$65,637	$64,573

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating income (loss):
Operating loss - GAAP	$(3,926)	$(9,870)	$(2,263)	$(8,966)
Section 301 U.S. tariffs on goods imported from China (1)	5,182	—	9,400	—
Stock-based compensation for performance-based warrants	236	(129)	670	342
Excess manufacturing overhead and factory transition costs (2)	10,048	9,036	13,320	10,589
Adjustments to acquired tangible assets (3)	120	158	240	316
Stock-based compensation expense	2,272	2,464	4,190	4,669
Amortization of acquired intangible assets	1,401	1,402	2,802	2,838
Change in contingent consideration	(56)	1,009	1,006	258
Employee related restructuring and other costs	506	554	1,021	666
Adjusted Non-GAAP operating income	$15,783	$4,624	$30,386	$10,712

Adjusted pro forma operating income as a percentage of net sales	8.2%	2.8%	8.1%	3.3%

Net income (loss):
Net income (loss) - GAAP	$(5,061)	$22,659	$(6,066)	$22,072
Section 301 U.S. tariffs on goods imported from China (1)	5,182	—	9,400	—
Stock-based compensation for performance-based warrants	236	(129)	670	342
Excess manufacturing overhead and factory transition costs (2)	10,048	9,036	13,320	10,589
Adjustments to acquired tangible assets (3)	120	158	240	316
Stock-based compensation expense	2,272	2,464	4,190	4,669
Amortization of acquired intangible assets	1,401	1,402	2,802	2,838
Change in contingent consideration	(56)	1,009	1,006	258
Employee related restructuring and other costs	506	554	1,021	666
Foreign currency (gain) loss	(54)	1,101	349	1,706
Gain on sale of Guangzhou factory	—	(36,978)	—	(36,978)
Income tax provision on adjustments	(2,910)	1,302	(5,671)	241
Other income tax adjustments (4)	—	—	1,772	—
Adjusted Non-GAAP net income	$11,684	$2,578	$23,033	$6,719

Diluted shares used in computing earnings (loss) per share:
GAAP	13,863	14,158	13,845	14,195
Adjusted Non-GAAP	14,058	14,158	13,989	14,195

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.37)	$1.60	$(0.44)	$1.55
Total adjustments	$1.19	$(1.42)	$2.08	$(1.08)
Adjusted Non-GAAP diluted earnings per share	$0.83	$0.18	$1.65	$0.47

(1)
Includes incremental revenues and costs directly attributable to the additional Section 301 U.S. tariffs implemented in 2018 on goods manufactured in China and imported into the U.S. as well as costs incurred for the movement of factory equipment and other costs of countermeasures undertaken by the company to modify its manufacturing operations and supply chain.

(2)
The three and six months ended June 30, 2019 include excess manufacturing overhead costs incurred as a result of expanding our manufacturing capacity in Mexico and transitioning certain of our manufacturing activities from China to Mexico. In addition, included are direct manufacturing inefficiencies incurred in Mexico as we were still in a start-up phase through the second quarter of 2019. The three and six months ended June 30, 2018 include excess manufacturing costs incurred resulting from factory underutilization associated with ceasing manufacturing activities while transitioning our Asia operations onto our new global ERP system, which went live in Asia in April 2018. Additionally, the three and six months ended June 30, 2018 include $4.8 million of asset write-downs associated with the closure and sale of our Guangzhou factory.

(3)	Consists of depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations.

(4)	The six months ended June 30, 2019 includes net deferred tax asset adjustments resulting from a lower statutory tax rate due to tax incentives at one of our China factories.